UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2008

ESS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-26660 (Commission File Number)	94-2928582 (IRS Employer Identification No.)

48401 FREMONT BOULEVARD
FREMONT, CA		94538
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (510) 492-1088
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On February 26, 2008, ESS Technology, Inc. (“ESS”) announced its consolidated financial results for the fourth quarter of fiscal year 2007. A copy of this press release is furnished as an exhibit to this Current Report on Form 8-K. The information in this Form 8-K, including the exhibit, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into the filings of ESS under the Securities Act of 1933, as amended, or the Exchange Act.
Use of Non-GAAP Information
     In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), ESS also provides in the earnings release certain non-GAAP financial measures that exclude certain charges as additional information relating to its operating results. These measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. The calculations of non-GAAP financial measures have been adjusted to exclude write-down of investment, stock compensation expenses under SFAS No. 123(R), interest expense included in our provision (benefit) for income taxes and related tax effects. Pursuant to the requirements of Regulation G, ESS has provided reconciliation within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures as well as a statement disclosing the reasons why ESS’ management believes that the non-GAAP financial measures provide useful information to investors.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated February 26, 2008 regarding financial results related to the fourth quarter of fiscal year 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2008		ESS TECHNOLOGY, INC.
	By:	/s/ Robert L. Blair
Robert L. Blair
President and Chief Executive Officer

EXHIBIT INDEX
99.1	Press Release dated February 26, 2008 regarding financial results related to the fourth quarter of fiscal year 2007.

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